Exhibit 10.3

CHEMUNG FINANCIAL CORPORATION
INCENTIVE COMPENSATION PLAN

(As Amended and Restated January 1, 2012)

Chemung Financial Corporation, a New York corporation (“Chemung Financial” or the “Company”), sets forth the terms of its Incentive Compensation Plan (the “Plan”), as follows:

1.	PURPOSE

The purpose of the Plan is to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers and key employees, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Unrestricted Stock (as defined below) and cash awards to select officers and key employees. These awards are designed to be performance-based incentives to reward attainment of annual and long-term performance goals.

2.	DEFINITIONS

For purposes of the Plan and related documents, the following terms shall have the following meanings:

“Affiliate” means, with respect to the Company, Chemung Canal Trust Company, and any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any subsidiary of the Company within the meaning of Section 424(f) of the Code.

“Board” means the Board of Directors of Chemung Financial Corporation.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

“Committee” means a committee of, and designated from time to time by resolution of the Board, which shall be constituted as provided in Section 3.2.

“Common Stock” means the common stock of the Company.

“Director” means a member of the Boards of Directors of Chemung Financial Corporation and of Chemung Canal Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

“Grant Price” means the average of the closing prices of a share of Common Stock as quoted on the applicable securities quotation service, established securities market or established national or regional exchange for each of the prior thirty trading days ending on December 31st of the calendar year in which the Performance Period occurs.

“Grantee” means a person who receives or holds an Incentive Award under the Plan.

“Incentive Award” means a grant of Unrestricted Stock or cash payable as a reward for attainment of annual or long-term performance goals pursuant to the provisions of the Plan.

“Outside Director” means a member of the Boards of Directors of the Company and the Bank who is not an officer or employee of the Company.

“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout with respect to an Incentive Award.

“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

“Unrestricted Stock” means a grant of Common Stock that is free of any restrictions awarded pursuant to the provisions of this Plan.

3.	INCENTIVE AWARD ELIGIBILITY AND LIMITATIONS
3.1.	Eligibility to Participate

Subject to this Section 3, Incentive Awards may be made to such eligible officers or key employees of the Company or of any Affiliate (“Participant(s)”) as the Board or the Committee shall determine from time to time.

3.2.	Unrestricted Stock

The Board or Committee may grant Unrestricted Stock to Participants of the Plan as it shall determine in its sole discretion. A grant of Unrestricted Stock shall be evidenced by a written document which sets forth the number of shares of Unrestricted Stock which have been granted as part of the Incentive Award. Each share of Unrestricted Stock shall have a value equal to the Grant Price. Pursuant to Section 4.3, the Board or Committee shall set performance goals for each Participant which, depending on the extent to which they are met, will determine the number of shares of Unrestricted Stock that will be granted to the Participant.

3.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)           the maximum number of shares that can be awarded as Unrestricted Stock under the Plan to any Participant as an Incentive Award is ten thousand (10,000) per calendar year; and

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(ii)           the maximum amount that may be earned in cash as an Incentive Award in any calendar year by any person eligible for an Incentive Award shall be $300,000.

4.	TERMS AND CONDITIONS OF INCENTIVE AWARDS
4.1.	Form and Timing of Payment of Incentive Awards

The Board or the Committee, in its sole discretion, may pay Incentive Awards in the form of cash or in Unrestricted Stock (or in a combination thereof) equal to the value of the Incentive Award as soon as practicable after the end of the applicable calendar year.

4.2.	Performance Conditions

The right of an eligible officer or key employee to receive a grant or settlement of any Incentive Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board or the Committee. The Board or the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

4.3.	Performance Goals Generally

The performance goals for Incentive Awards shall generally consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board or the Committee. Performance goals shall be objective and shall include the requirement that the level or levels of performance targeted by the Board or the Committee result in the achievement of the specified performance goals. The Board or the Committee may determine that Incentive Awards shall be granted upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant.

4.4.	Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Incentive Awards, or at such other date as may be determined by the Board or the Committee.

4.5.	Adjustment of Incentive Awards

The Board or Committee shall retain the discretion to adjust Incentive Awards upward or downward, either on a formula or discretionary basis, or any combination as the Board or Committee determines.

5.	ADMINISTRATION OF THE PLAN
5.1.	Board

The Board shall have such powers and authorities related to the administration of the Plan, as are consistent with the Company’s certificate of incorporation and by-laws of the Company and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, shall be final, binding and conclusive.

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5.2.	Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)           Except as provided in subsection (ii) below and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange or securities association on which the Common Stock is listed.

(ii)           The Board may also appoint one or more separate committees of the Board, each composed of one or more Directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees who are not executive officers or Directors of the Company, who may grant Awards under the Plan to such employees, and may determine all terms of such Awards.

In the event that the Plan provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

5.3.	No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

5.4.	Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of Common Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Common Stock certificates.

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5.5.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Common Stock as to which Incentive Awards have not been made. An amendment shall be contingent on the approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or securities association listing requirements. In addition, an amendment will be contingent on approval of the Company’s shareholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan; or (iii) materially modify the requirements as to the eligibility for participation in the Plan. No Incentive Award shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Incentive Award theretofore awarded under the Plan.

6.	REQUIREMENTS OF LAW
6.1.	General

The Company shall not be required to issue any shares of Common Stock under any Incentive Award if the issuance of such shares would constitute a violation by the Grantee, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Incentive Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued to the Grantee unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.

6.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Common Stock distributed pursuant to the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

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7.	EFFECT OF CHANGES IN CAPITALIZATION
7.1.	Changes in Common Stock

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Internal Revenue Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares of Common Stock which may be delivered under the Plan as may be determined to be appropriate and equitable by the Company Board, in its sole discretion, to prevent dilution or enlargement of rights. Adjustments under this Section 7.1 shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

7.2.	No Limitations on Company

The making of Incentive Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

8.	GENERAL PROVISIONS
8.1.	Disclaimer of Rights

No provision in the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.

8.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan, nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options.

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8.3.	Captions

The use of captions in the Plan is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or Award Agreement.

8.4.	Severability

If any provision of the Plan shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

8.5.	Governing Law

The validity and construction of this Plan, and the instruments evidencing the Incentive Awards under the Plan shall be governed by the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan, and the instruments evidencing the Incentive Awards granted under the Plan to the substantive laws of any other jurisdiction.

To record adoption of the Plan by the Board as of January 1, 2012, and approval of the Plan by the shareholders on __________, 2012, the Company has caused its authorized officer to execute this document.

CHEMUNG FINANCIAL CORPORATION

By:
Title:

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